MMS/E

Master Licence Agreement

9 November, 2009

MASTER LICENCE AGREEMENT

Date: 1st February 2009

Parties

1.

Omara Investments Limited, a company incorporated in the British Virgin Islands under number 1495111 and whose registered office is situated at Palm Grove House, PO Box 438, Road Town, Tortola, British Virgin Islands,

(the “Licensor”);

and

2.

Multi Media Solutions Europe Ltd, a company incorporated in the UK under Company registration number 06320192 that is held at Company House in London and whose registered office is currently situated at 198 Weedon Rd, St James, Northampton NN5 5DA, England United Kingdom

(the “Licensee”).

Recitals:

3.

The Licensor is a member of a group of companies which have, as a result of extensive research and practical business experience, developed a successful methodology and business in multimedia mobile marketing solutions which is carried on under the name "MultiMedia Solutions" or “MMS”;

4.

The Licensor and its group companies have built up a substantial reputation and goodwill in the above trade names and have developed a specialised methodology and business process as well as applicable software and other intellectual property to allow them to seamlessly assess client's needs, customise solutions and manage campaigns using various customer touch points;

5.

The Licensor and/or other members of its group are the owners of the trade marks, brand names and intellectual property referred to above and also are the owners of confidential information on the management and operation of the business referred to above and in methods of conducting, marketing and promoting that business;

6.

The Licensor wishes to license to the Licensee, within an agreed territory, the right to use and sub-license the use of, inter alia, the trademarks, trade name, methodology, business process and confidential information referred to above and the Licensee wishes to acquire from the Licensor such rights in accordance with the terms of this agreement.

7.

Definitions

In this Agreement where the context so admits the following expressions shall have the meanings set out below -

7.1.

"Agreement" means this Master License Agreement and the Schedules hereto;

7.2.

“Commencement Date” means the Commencement Date set out in Part 1 of the Information Schedule;

7.3.

"Development Plan" means the development plan attached as Schedule 1 hereto, which has been prepared by the Licensee and approved by the Licensor and which sets out, inter alia, the financial and operational targets and objectives of the Licensee;

7.4.

"Fee Schedule" means Schedule 2 to this Agreement;

7.5.

“Force Majeure” means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other form of industrial action but excluding lack of available funds);

7.6.

"Information Schedule" means Schedule 3 to this Agreement;

7.7.

"Licensor Group" means the Licensor and its ultimate holding company and all subsidiaries of its ultimate holding company;

7.8.

“MMS Business” means the business of providing multimedia mobile marketing solutions and relates products and services to clients;

7.9.

"MMS Business Process" means the methodologies and business processes developed and/or acquired by the Licensor Group which are used in conducting the MMS Business and which are summarised in Schedule 4 hereto;

7.10.

"MMS Campaign" means a mobile marketing campaign arranged or to be arranged for a client or prospective client of the Licensee or a Sub-Licensee;

7.11.

“the MMS Intellectual Property” means the MMS Business Process, the MMS Licensed Programs, the MMS Trade Marks, the MMS Trade Names together with any patent, copyright, registered design, trade mark or other industrial or intellectual property right owned by the Licensor Group in respect of the MMS Business, and applications for any of the foregoing;

7.12.

“MMS Licensed Programs” means the software programs in object code form identified by title and reference number in Part 2 of the Information Schedule, including any MMS New Release of such software program made or issued pursuant to Clause 10.5 below;

7.13.

“MMS Licensed Program Materials” means the MMS Licensed Programs and the MMS Program Documentation;

7.14.

“MMS Manual” means the Licensor’s operating and procedures manual setting out, inter alia. The way in which the Licensee and the Sub-Licensees shall operate an MMS Business, as amended from time to time;

7.15.

“MMS New Release” means any improved, modified or corrected version of any of the MMS Licensed Programs or MMS Program Documentation from time to time issued by the Licensor pursuant to Clause 10.5 below;

7.16.

“MMS Program Documentation” means the instruction manuals, user guides and other information to be made available from time to time during this Agreement by the Licensor at its discretion in either printed or machine readable form to the Licensee;

7.17.

“MMS Program Specifications” means the technical specifications from time to time published by the Licensor in respect of the MMS Licensed Programs;

7.18.

“MMS Technical Support” means the provision of such categories of technical support in accordance with Clause 11.1 below;

7.19.

“MMS Training” means the provision of such categories of training in accordance with Clause 11.5 below;

7.20.

“MMS Trade Marks” means the trade marks registered in the name of the Licensor or any other member of the Licensor Group and details of which are given in Part 3 of the Information Schedule and such other trademarks as are used by Licensor or any other member of the Licensor Group in relation to the MMS Business at any time during this Agreement;

7.21.

“MMS Trade Names” means the trade and brand names (whether registered or unregistered) and such other names as are used by Licensor or any other member of the Licensor Group in relation to the MMS Business at any time during this Agreement;

7.22.

"Permitted Activity" or "Permitted Action" means an activity or action which the Licensee is permitted to do or carry out and which is listed in Part 4 of the Information Schedule and which, but for the provisions of Part 4 of the Information Schedule, would be a breach by the Licensee of this Agreement;

7.23.

“Restricted Information” means any information which is disclosed to the Licensee by the Licensor under or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such);

7.24.

"Rights" means the rights granted to the Licensee in terms of Clause 3.1 below;

7.25.

"Shareholders" means the shareholders/members of the Licensee and their respective percentage shareholdings in the Licensee as specified in Part 5 of the Information Schedule

7.26.

“Site” means the address for delivery of the MMS Licensed Program Materials specified by the Licensee and set out in Part 6 of the Information Schedule;

7.27.

"Sub-Licence Agreement" means an agreement concluded between the Licensee and a Sub-Licensee in terms of Clause 5.2 below;

7.28.

“Sub-Licensees” means all person(s) who are granted a sub-licence by the Licensee in accordance with the terms of Clause 5 below;

7.29.

"Targets" means the financial targets set in respect of the Licensee for the period of this Agreement and which are set out in Part 7 of the Information Schedule;

7.30.

"Termination Date" means the Termination Date as defined in Part 1 of the Information Schedule;

7.31.

"Territory" means the area(s) specified in Part 8 of the Information Schedule.

8.

Interpretation

In this Agreement –

8.1.

The masculine includes the feminine and the neuter, and the singular includes the plural and vice versa, as the context so requires;

8.2.

The expression “person” means any individual, firm, body corporate, unincorporated association, partnership or similar entity;

8.3.

Clause headings have been inserted for convenience only and shall not be taken into account in its interpretation;

8.4.

any reference to a clause or to a schedule is a reference to a clause or schedule of this Agreement and references in any schedule to paragraphs or clauses relate to paragraphs or clauses in that schedule, unless the context clearly indicates otherwise;

8.5.

A cross reference to a clause number is a reference to its sub-clauses, and a reference to a sub-clause is a reference to a sub-clause of the clause in which that reference is made;

8.6.

Where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

8.7.

A reference to a “day” shall be to any day other than a Saturday, Sunday or public holiday in either the jurisdiction of incorporation of the Licensor and the Licensee;

8.8.

The recitals and background sections do not form part of the Agreement.

9.

Licence and Appointment

9.1.

The Licensor grants to the Licensee the exclusive right to operate the MMS Business and to sub-license the right to operate the MMS Business in the Territory and for these purposes the Licensor grants to the Licensee the right to use and licence the use of -

9.1.1.

The MMS Trade Marks and the MMS Trade Name;

9.1.2.

The MMS Business Process;

9.1.3.

The MMS Licensed Program Materials;

9.1.4.

The MMS Intellectual Property, to the extent not included above;

9.1.5.

All other material emanating from the Licensor which is the subject of copyright exclusively for the purposes of operating the MMS Business or licensing Sub-Licensees to operate the MMS Business in accordance with this Agreement;

On the terms and subject to the conditions set out in this Agreement.

9.2.

Except as is set out in Clause 5 below, the Licensee will not license the Rights to any other person in the Territory during the period of this Agreement and shall not be entitled to license the use of the Rights outside the Territory.

9.3.

The Licensor shall not licence the Rights to any other person in the Territory during the period of this Agreement unless the rights granted to the Licensee are or have become non-exclusive in terms of this Agreement.

10.

Term of Agreement and Reviews

10.1.

This Agreement shall -

10.1.1.

Commence on the Commencement Date;

10.1.2.

Be for the fixed period set out in Part 1 of the Information Schedule;

10.1.3.

Subject to Clauses 20.1 and/or 20.2 below, end on the Termination Date.

10.2.

Should the Licensee wish to renew this Agreement for a further period after the Termination Date then -

10.2.1.

Any such renewal may only be for a fixed period of 12 months after the Termination Date;

10.2.2.

the Licensee shall be required to give the Licensor written notice ("an Extension Notice") to that effect at least 60 days prior to the Termination Date requesting such extension and to which notice the Licensor shall attach its proposed update of the Development Plan in respect of the 12 month period after the Termination Date.

10.3.

Within 14 days of receipt of an Extension Notice the Licensor shall advise the Licensee in writing whether it is prepared to agree to the extension of this Agreement and shall also in such notice set out its proposed Targets in respect of the extension period together with its proposed amendments to and comments on the Development Plan and the parties shall negotiate in good faith and meet, if necessary, to see if they can agree on such issues ("the Renewal Issues").

10.4.

Should the parties agree on the Renewal Issues by no later than 14 days prior to the Termination Date then this Agreement shall be extended for a further period of 12 months after the Termination Date on the terms and conditions contained in this Agreement, provided that -

10.4.1.

The parties sign an updated version of the Information Schedule and Development Plan and attach them to this Agreement in place of the existing Information Schedule and Development Plan;

10.4.2.

The Termination Date in the updated Information Schedule shall be the anniversary of the original Termination Date;

10.4.3.

The provisions of this Clause 4 shall apply, mutatis mutandis, in respect of any further extension or extensions of this Agreement;

10.5.

Should the parties fail to agree on Renewal Issues by the date which is 14 days prior to the Termination Date then this Agreement end on the Termination Date and the provisions of Clause 21 below shall apply.

10.6.

The Licensor shall be entitled, but not obliged, to carry out reviews in respect of the performance of the Licensee and/or any Sub-Licensee under this Agreement on the following basis -

10.6.1.

The Licensor may not carry out more than one review during each three month period during the term of this Agreement;

10.6.2.

The Licensor shall give the Licensee at least 14 days prior written notice of any requested review;

10.6.3.

The Licensee shall provide the Licensee with all information, reports and documentation reasonably required by the Licensor in order to carry out any review;

10.6.4.

Should the Licensor require any review to be in person and/or by conference/video call then the Licensor shall co-operate with the Licensee in this regard.

11.

Sub-Licensees

The Licensee shall be entitled to appoint and sub-license Sub-Licensees in the Territory provided that -

11.1.

The appointment shall first have been discussed with and have received the written approval of the Licensor which approval will not be unreasonably withheld by the Licensor;

11.2.

The appointment shall be in terms of a written sub-license agreement which must be approved of in writing by the Licensor prior to the conclusion thereof and a copy of each signed Sub-Licence Agreement shall be delivered to the Licensor;

11.3.

the Sub-Licence Agreement shall grant to the Sub-Licensee no greater rights than the Rights and that agreement shall, inter alia, contain provisions necessary to protect the MMS Intellectual Property including provisions similar to those in Clauses 10 and 12 below;

11.4.

The Licensee shall be responsible to the Licensor for the performance by each Sub-Licensee of its obligations under each Sub-Licence Agreement.

12.

Sub-Licence and License Fees and Targets

12.1.

In consideration for the licence and Rights granted by the Licensor to the Licensee in terms of this Agreement, the Licensee shall pay to the Licensor the fees set out in the Fee Schedule, which fees consist of -

12.1.1.

An initial sign-up fee, as set out in Paragraph 1 of the Fee Schedule ("the Initial Fee");

12.1.2.

A Sub-Licensee sign up fee, as set out in Paragraph 1 of the Fee Schedule (" the Sub-Licensee Fee");

12.1.3.

A project fee in respect of each MMS Campaign, as set out in Paragraph 2 of the Fee Schedule ("a Project Fee");

12.1.4.

A licence fee in respect of the Rights granted in terms of this Agreement, as set out in Paragraph 3 of the Fee Schedule ("the Licence Fee").

12.2.

The fees referred to in Clause 6.1 above shall be due and payable by the Licensee to the Licensor as follows –

12.2.1.

The Initial Fee shall be paid by the Licensee to the Licensor within 7 days of the date of signature of this Agreement;

12.2.2.

The Sub-Licensee Fee shall be paid by the Licensee to the Licensor within 7 days of receipt by the Licensee of payment by any Sub-Licensee of the initial fee or sign-up fee due by that Sub-Licensee;

12.2.3.

each Project Fee shall be paid by the Licensee to the Licensor monthly in arrears by no later than the 25th day of the month following the month in which the invoice from the Licensor in respect of the Project Fee in question or any part thereof is issued, and payment shall be made in the manner provided for in Clause 7.3 below;

12.2.4.

the Licence Fee shall be paid by the Licensee to the Licensor monthly in arrears by no later than the 25th day of the month following the month in respect of which such fee is due and payment shall be made in the manner provided for in Clause 7.3 below;

And all fees shall be paid in the currency set out in the Fee Schedule or as invoiced without any abatement, set off or deduction on the due date for payment thereof together with any value added tax or general sales tax thereon.  All sums payable under this Agreement are exclusive of any value added tax or other applicable sales tax, which shall be added to the sum in question or otherwise included in any relevant calculation, and where any withholding tax or similar deduction is required to be made, then the sum in question shall be grossed up so as to ensure that the amount received is the amount due.

12.3.

Any amount not paid on the due date for payment thereof shall bear interest from the due date until payment is made to the other party at 2.0 per cent per annum over the Credit Suisse Bank, Switzerland, base rate from time to time, subject to a minimum rate of 2.5 per cent per annum.

12.4.

The parties record that the Targets have been set and agreed in respect of the performance of the Licensee under this Agreement during each period referred to in Part 7 of the Information Schedule ("a Target Period") and that should the Licensee fail to achieve the Targets in respect of any Target Period then the Licensor shall, subject to any restrictions set out in Part 7 of the Information Schedule, have the right to exercise one or more of the following alternatives by giving the Licensee written notice to this effect -

12.4.1.

to deem, for the purposes of calculating the Licence Fee, the Targets to have been achieved in respect of the Target Period in question, in which case the Licence Fee for the period in question shall be recalculated as if the targets had been achieved by the Licensee and that such additional revenue had been collected and dealt with in accordance with Paragraph 3 of the Fee Schedule, and any difference between such amount and the actual Licence Fees received for the period in question shall immediately be paid by the Licensee to the Licensor.  If this option is elected then the options in Clauses 6.4.2 and 6.4.3 shall no longer be available; or

12.4.2.

To terminate this Agreement as provided for in Clause 20.1.1;

12.4.3.

To deem that the rights granted to the Licensee in terms of Clause 3.1 are no longer exclusive and shall immediately become non-exclusive.

12.5.

It is recorded that, notwithstanding the above provisions of this Clause 6, the Licensor and the Licensee shall be entitled to agree a fee and/or billing structure in respect of any specific deal which is different to the fee and/or billing structure set out above, provided that such agreement is recorded in writing, signed by the parties hereto and is attached to the Information Schedule.

12.6.

The parties record that Paragraph 4 of the Fee Schedule sets out the rules in respect of multi-national clients.

13.

Licensor Head Office Services

13.1.

It is recorded that the Licensor will provide to the Licensee and, accordingly, to each Sub-Licensee, a head office order management, invoicing, fee collection and fee management service as described in this Clause 7 on the basis that -

13.1.1.

The Licensee and each Sub-Licensee will conclude contracts directly with their clients, but such contracts will contain a provision recording that amounts due may be ceded to and/or collected by the Licensor;

13.1.2.

The Licensor will invoice each client directly on behalf of the Licensee and/or Sub-Licensee;

13.1.3.

The Licensor will manage the collection of amounts due under each client invoice;

13.1.4.

The Licensor will, on a monthly basis and by no later than the 25th of the month following the month in which collections are made and provided that all relevant information has been provided to the Licensor by the Licensee, pay to the Licensee all amounts so collected after the deduction of the relevant Licence Fee.

13.2.

In order to comply with the provisions of Clause 7.1 above, -

13.2.1.

the Licensee and/or Sub-Licensee shall on a monthly basis produce and generate and deliver to the Licensor invoices to their clients in respect of amounts due for the month in question, which invoices shall be in a form suitable for local sales tax purposes and shall contain such payment details as are set out in Part 9 of the Information Schedule or as may otherwise have been advised by the Licensor to the Licensee in writing;

13.2.2.

the Licensor shall procure that such invoices are delivered to the clients in question and shall then manage the collection of the amounts due under each invoice, it being recorded that the Licensor is not responsible for the payment of the debt in question and that, should any client fail to pay any amount due within 90 days of due date then the management of such collection will be handed back to the Licensee and/or Sub-Licensee for collection;

13.2.3.

The Licensor shall collect all moneys received by the Licensor in respect of such invoicing and collection procedure and shall deal therewith in the manner provided for in Clause 7.3 below.

13.3.

At the end of each month during the period of this Agreement the Licensor shall calculate the amount of the Licence Fee due by the Licensee in respect of the amount in question and shall -

13.3.1.

Prepare and deliver to the Licensee a statement setting out such calculation;

13.3.2.

Retain for and pay to itself (as payment in terms of Clause 6.2.3 above) the relevant Licence Fee;

13.3.3.

retain for and pay to itself (as payment in terms of Clause 6.2.2 above) an amount equal to all project fees due in terms of invoices issued by the Licensor during the month in question in terms of Paragraph 2 of the Fee Schedule;

13.3.4.

Subject to Clause 7.5 below, pay the balance to the Licensee who shall, in turn, be responsible for the payment of any amounts due to and collected on behalf of any Sub-Licensee.

13.4.

The Licensee shall, by no later than the 5th of each month, deliver to the Licensor a schedule of all amounts that the Licensor may require in order to prepare the statement referred to in Clause 7.3.1 above including, without limitation, the information required by the Licensor in order for it to calculate the Cost Price, the Bandwidth Cost and the Net Monthly Receipts, as those terms are defined in the Fee Schedule.

13.5.

Should any claim for payment be made against the Licensor or any member of the Licensor Group by any network operator in the Territory in respect of network fees due by the Licensee and/or any Sub-Licensee then the Licensor shall be entitled to withhold any payment due in terms of Clause 7.3.3 above and shall be entitled to apply such amounts in settling the amounts due to the network operator.

13.6.

For the purposes of this Agreement -

13.6.1.

the Licensor shall keep separate records and accurate accounts of all amounts invoiced, received and paid to it by the clients of the Licensee and/or the Sub-Licensees in terms of this Agreement and shall permit a duly authorised representative of the Licensee during business hours to inspect any such accounts and records and to take copies thereof at the expense of the Licensee, provided that such inspection does not take place more than once in any three month period;

13.6.2.

the Licensee shall maintain at the Site in a form approved by the Licensor accurate books of account and records including all invoices, credit notes, statements and delivery notes and details of all business with and charges by network operators and shall permit the Licensor or its duly authorised representatives during business hours to inspect any such accounts and records and to take copies thereof at the expense of the Licensor;

13.6.3.

The Licensee shall furnish to the Licensor all such other accounting and management information as the Licensor shall reasonably require;

13.6.4.

the Licensee shall procure that the accounting reference date of the Licensee shall be December and, at the Licensee’s expense in each accounting year have prepared audited accounts by a qualified Chartered Accountant and provide a copy of the same to the Licensor within three Months after each accounting reference date;

13.6.5.

Both parties shall preserve all such accounts and records for not less than six years notwithstanding the expiry or termination of this Agreement.

14.

Licensor's Obligations

14.1.

The Licensor shall deliver one copy of each of the MMS Licensed Programs, the MMS Program Documentation and the MMS Manual to the Licensee together with such other relevant documentation regarding the Rights as soon as possible after the date of signature of this Agreement.

14.2.

The Licensor shall forthwith following the Commencement Date provide to the Licensee such assistance as the Licensor shall reasonably consider to be necessary for the purposes of setting up an MMS Business, which shall include the training and materials described in Part 10 of the Information Schedule.

14.3.

The Licensor shall provide the services and items referred to in Clause 8.2 above free of charge unless otherwise specified but the Licensee shall be responsible for all costs and expenses relating to its employees.

14.4.

The Licensor will -

14.4.1.

prepare each project assessment referred to in Paragraph 2 of the Fee Schedule with due care and skill to ensure that each MMS Campaign will work technically and each such project assessment shall contain all creative development, campaign setup, delivery and support aspects of the MMS Campaign in question;

14.4.2.

assist the Licensee in finalising each MMS Campaign with its clients, provided that it shall be the obligation of the Licensee to procure that each project assessment is signed off by both the client and the Licensee, which sign-off shall also confirm that the IT system of the client will be able to operate the MMS Campaign;

14.4.3.

Subject to the sign-off required in Clause 8.4.2 above, be responsible for all technical execution of each MMS Campaign.

15.

Licensee’s Obligations

The Licensee shall -

15.1.

Commencement -

Forthwith following the Commencement Date reviews the Manual and suggest any modifications or amendments thereto which may be required within the Territory;

15.2.

Business -

15.2.1.

Open and operate a MMS Business within 1 month from the Commencement Date;

15.2.2.

Actively and diligently market and promote the MMS Business in the Territory and use its best endeavours to expand the MMS Business so as to comply with the Development Plan and reach the Targets;

15.2.3.

Operate the MMS Business strictly in accordance with the provisions of the Manual;

15.2.4.

Conduct the promotion and marketing of the MMS Business in the Territory with all due care and diligence and shall cultivate and maintain good relations with clients and potential clients in the Territory in accordance with sound commercial principles;

15.2.5.

Not knowingly do or permit to be done anything which may have a detrimental effect on the MMS Business;

15.3.

Staff -

15.3.1.

Ensure that all persons required to enable the Licensee to operate the MMS Business in accordance with this Agreement are employed by the Licensee;

15.3.2.

Monitor the performance of all staff to ensure that they meet the highest standards;

15.3.3.

Require all staff to undertake training as reasonably required by the Licensor;

15.3.4.

Procure that all members of staff enter into undertakings as to confidence and non-competition as the Licensor may reasonably require;

15.4.

Sub-Licensees -

15.4.1.

Seek out and accept only the highest quality of Sub-Licensees;

15.4.2.

Only appoint Sub-Licensees who have been previously approved in writing by the Licensor, such approval not to be unreasonably withheld;

15.4.3.

Not permit any Sub-Licensee to commence business unless and until the Sub-Licensee has successfully completed such training as is set out in the Sub-Licence Agreement;

15.4.4.

Strictly enforce the terms of the Sub-Licence Agreement and the MMS Manual;

15.4.5.

Not allow Sub-Licensees to conduct the Business otherwise than as specifically authorised by the MMS Manual or the Sub-Licence Agreement;

15.4.6.

Provide assistance and guidance to Sub-Licensees in an efficient and timely manner;

It being recorded that In order to protect the reputation of the MMS Business the Licensor reserves the right to communicate with any of the Sub-Licensees at any time during the term of this Agreement.

15.5.

Non-competition -

Not be involved, without the prior written consent of the Licensor and other than as permitted in terms of Part 10 of the Information Schedule, in any business other than the MMS Business unless such business is a Permitted Activity.

15.6.

Confidentiality

keep confidential and shall not disclose to any third person, whether during the period of this Agreement or thereafter, and Restricted Information or any other information relating to the MMS Business unless such information is or comes into the public domain through no fault of the Licensee.

15.7.

General -

15.7.1.

Promptly refer to the Licensor all enquiries concerning the MMS Business from clients and prospective clients outside the Territory;

15.7.2.

Introduce any improvement or modification to the MMS Business Process into the MMS Business at the time and in the manner specified by the Licensor in writing;

15.7.3.

In all dealings concerning the MMS Business describe itself as a “Licensee” and/or "Sub-Licensee" of the Licensor;

15.7.4.

Be responsible for obtaining all licences, permits and approvals which are necessary or advisable for the performance of its duties under this Agreement;

15.7.5.

Comply with all applicable laws and regulations relating to the MMS Business in the Territory and shall notify the Licensor of any changes in the laws and regulations in the Territory relating to MMS Business;

15.7.6.

Maintain a list of clients and potential clients in the Territory and shall at the request of the Licensor supply it with a copy of that list;

15.7.7.

From time to time keep the Licensor fully informed of the Licensee’s promotional and marketing activities in respect of the MMS Business;

15.7.8.

Keep the Licensor informed of conditions in the market for the MMS Business in the Territory, and of competing services and the activities of the Licensor’s competitors in the Territory.

16.

MMS Licensed Program Materials

16.1.

The MMS Licensed Program Materials contain confidential information of the Licensor and all copyright and other intellectual property rights in the MMS Licensed Program Materials are the exclusive property of the Licensor.

16.2.

The Licensee shall not -

16.2.1.

Make back-up or other copies of the MMS Licensed Program Materials, except as specifically permitted in terms of this Agreement;

16.2.2.

Reverse compile, copy or adapt the whole or any part of the MMS Licensed Program Materials for any purposes whatsoever;

16.2.3.

assign, transfer, sell, lease, rent, charge or otherwise deal in or encumber the MMS Licensed Program Materials or use the MMS Licensed Program Materials on behalf of any third party or make available the same to any third party, except as may be specifically permitted in terms of this Agreement or in any Sub-Licence Agreement;

16.2.4.

Remove or alter any copyright or other proprietary notice on any of the MMS Licensed Program Materials.

16.3.

The Licensee shall -

16.3.1.

Keep confidential the MMS Licensed Program Materials and limit access to the same to those of its employees or Sub-Licensees who either have a need to know or who are engaged in the authorised use of the MMS Licensed Program Materials;

16.3.2.

Reproduce on any copy (whether in machine readable or human readable form) of the MMS Licensed Program Materials the Licensor’s copyright and trade mark notices;

16.3.3.

Maintain an up-to-date written record of the number of copies of the MMS Licensed Program Materials and their location and upon request forthwith produce such record to the Licensor;

16.3.4.

Notify the Licensor immediately if the Licensee becomes aware of any unauthorised use of the whole or any part of the MMS Licensed Program Materials by any third party;

16.3.5.

Without prejudice to the foregoing take all such other steps as shall from time to time be necessary to protect the Restricted Information and the MMS Intellectual Property.

16.4.

The Licensee shall inform all relevant employees, Sub-Licensees and sub-contractors that the MMS Licensed Program Materials constitute confidential information of the Licensor and that all intellectual property rights therein are the property of the Licensor and the Licensee shall take all such steps as shall be necessary to ensure compliance by its employees, Sub-Licensees and sub-contractors with the provisions of this Clause 10.

16.5.

The Licensor -

16.5.1.

retains the right, in its sole discretion but without any obligation, to update or modify or improve the MMS Licensed Program Materials and to release program updates, maintenance releases and new versions thereof from time to time without prior notice to the Licensor;

16.5.2.

will notify the Licensee when any MMS New Release is ready for use and, upon such notification, the Licensee shall immediately cease the use of all earlier versions (which shall be returned to the Licensor or destroyed) and commence using the MMS New Release.

17.

Technical Support and Training

17.1.

With effect from the Commencement Date and for the duration of this Agreement the Licensor shall provide in respect of each of the MMS Licensed Programs such category of Technical Support within such Response Time as shall be indicated in Part 11 of the Information Schedule.

17.2.

The Licensee shall supply in writing to the Licensor a detailed description of any fault requiring Technical Support and the circumstances in which it arose forthwith upon becoming aware thereof.

17.3.

Technical Support shall not include the diagnosis and rectification of any fault resulting from -

17.3.1.

The improper use, operation or neglect of the MMS Licensed Program Materials or the equipment on which they are operated;

17.3.2.

the modification of the MMS Licensed Programs or their merger (in whole or in part) with any other software, unless such modification or merger has been carried out with the written consent of the Licensor and, in such event, has been carried out in accordance with any conditions or restrictions set out by the Licensor in such written consent;

17.3.3.

The use of the MMS Licensed Programs on any equipment other than that for which they are specified;

17.3.4.

The failure by the Licensee to implement recommendations in respect of or solutions to faults previously advised by the Licensor;

17.3.5.

Any repair, adjustment, alteration or modification of the MMS Licensed Programs by any person other than the Licensor without the Licensor’s prior written consent;

17.3.6.

The Licensee’s failure to install and use any MMS New Release within 14 days of receipt thereof;

17.3.7.

The use of the MMS Licensed Programs for a purpose for which they were not designed.

17.4.

The Licensor shall upon request by the Licensee provide Technical Support notwithstanding that the fault results from any of the circumstances described in Clause 11.3 above. The Licensor shall in the circumstances described in Clause 11.3 above be entitled to levy additional charges at its then time and materials charge rates, which shall be payable by the Licensee (together with value added tax thereon) within 30 days of receipt of an invoice therefore.

17.5.

The Licensor shall provide to the Licensee the training referred to in Clause 8.2 above plus the training set out in Part 12 of the Information Schedule at no additional fee to the Licensee, provided that the cost of travel and accommodation in providing such training shall be for the account of the Licensee.  All training in addition thereto shall be provided at the Licensor's then standard rates for the provision of training.

18.

MMS Trade Marks and MMS Trade Names

18.1.

The Licensor warrants that it is entitled to license the MMS Trade Marks and the MMS Trade Names to the Licensee in terms of this Agreement and that the use of the MMS Trade Marks and the MMS Trade Names by the Licensee and the Sub-Licensees in accordance with the terms of this Agreement and the Sub-Licence Agreements will not constitute an infringement of the rights of any third party.

18.2.

The Licensee shall render to the Licensor all reasonable assistance to enable the Licensor to obtain registration of the MMS Trade Marks and the MMS Trade Names. In no circumstances will the Licensee apply for registration as a proprietor of any of the MMS Trade Marks or MMS Trade Names or any other trade mark unless so requested by the Licensor.

18.3.

The Licensee acknowledges that the goodwill and all other rights in and associated with the MMS Trade Marks and the MMS Trade Names vest absolutely in the Licensor and/or other members of the Licensor Group and that such rights will at all times and for all purposes remain vested in the Licensor and/or the Licensor Group company in question and in the event that any such rights at any time accrue to the Licensee the Licensee will at its own expense forthwith on demand do all such acts and things and execute all such documents as the Licensor shall deem necessary to vest such rights absolutely in the Licensor and or the Licensor Group company in question.

18.4.

The Licensee shall execute forthwith on receiving a request from the Licensor any registered licence agreement reasonably required by the Licensor and do all such other things and execute such further documents as the Licensor may reasonably require in relation to any MMS Trade Marks or MMS Trade Names.

18.5.

The Licensee will notify the Licensor forthwith of any and all circumstances coming to the attention of the Licensee which may constitute an infringement of any of the MMS Trade Marks and/or MMS Trade Names or any suspected passing off by any unauthorised person and shall take such reasonable action in connection therewith as the Licensor may direct at the expense of the Licensor.

19.

Warranty

19.1.

Subject to the exceptions set out in Clause 13.4 below and the limitations upon its liability in Clause 14 below the Licensor warrants that -

19.1.1.

Its title to and property in the MMS Licensed Program Materials is free and unencumbered and that it has the right power and authority to license the same upon the terms and conditions of this Agreement;

19.1.2.

The media upon which the MMS Licensed Program Materials are stored will for a period of 90 days from the Commencement Date be free from defects in materials design and workmanship;

19.1.3.

The MMS Licensed Programs will for a period of 90 days from the Commencement Date conform to the MMS Program Specifications;

19.2.

The Licensee shall give notice to the Licensor as soon as it is reasonably able upon becoming aware of a breach of warranty.

19.3.

Subject to Clause 13.4 below the Licensor shall remedy any breach of the warranties set out in Clauses 13.1.2 and 13.1.3 above by the provision of MMS Technical Support free of charge.

19.4.

The Licensor shall have no liability to remedy a breach of warranty where such breach arises as a result of any of the circumstances described in Clause 11.3 above.

19.5.

Without prejudice to the foregoing the Licensor does not warrant that the use of the MMS Licensed Programs will meet the Licensee’s data processing requirements or that the operation of the MMS Licensed Programs (including where in machine-readable form the MMS Program Documentation) will be uninterrupted or error free.

19.6.

Subject to the foregoing all conditions, warranties, terms and undertakings express or implied statutory or otherwise in respect of the MMS Licensed Program Materials are hereby excluded.

20.

Limitation of Liability

20.1.

The following provisions set out the Licensor's entire liability (including any liability for the acts and omissions of its employees, licensees and sub-contractors) to the Licensee in respect of -

20.1.1.

Any breach of its contractual obligations arising under this Agreement; and

20.1.2.

Any representation statement or tortious act or omission including negligence (but excluding any of the same made fraudulently) arising under or in connection with this agreement,

And the Licensee’s attention is in particular drawn to the provisions of this Clause 14.

20.2.

Any act or omission on the part of the Licensor or its employees, licensees or sub-contractors falling within Clause 14.1 above shall for the purposes of this Clause 14 be known as an “Event of Default”.

20.3.

The Licensor's liability to the Licensee for death or injury resulting from its own or that of its employees’, licensees’ or sub-contractors’ negligence shall not be limited.

20.4.

Subject to the limits set out in Clause 14.5.1 below the Licensor shall accept liability to the Licensee in respect of damage to the tangible property of the Licensee resulting from the negligence of the Licensor or its employees, licensees or sub-contractors.

20.5.

Subject to the provisions of Clause 14.3 above the Licensor's entire liability in respect of any Event of Default shall be limited to damages of an amount equal to:

20.5.1.

£10 000 in the case of an Event of Default falling within Clause 14.4 above; and

20.5.2.

In the case of any other Event of Default the aggregate of the Initial Fee and the Licence Fee paid in the immediately preceding period of 12 months.

20.6.

Subject to Clause 14.3 above the Licensor shall not be liable to the Licensee in respect of any Event of Default for loss of profits goodwill or any type of special indirect or consequential loss (including loss or damage suffered by the Licensee as a result of an action brought by a third party) even if such loss was reasonably foreseeable or the Licensor had been advised of the possibility of the Licensee incurring the same.

20.7.

If a number of Events of Default give rise substantially to the same loss then they shall be regarded as giving rise to only one claim under this Agreement.

20.8.

The Licensee hereby agrees to afford the Licensor not less than 30 days (following notification thereof by the Licensee) in which to remedy any Event of Default hereunder.

20.9.

Except in the case of an Event of Default arising under Clause 14.3 above the Licensor shall have no liability to the Licensee in respect of any Event of Default unless the Licensee shall have served notice of the same upon the Licensor within 3 months of the date it became aware of the circumstances giving rise to the Event of Default or the date when it ought reasonably to have become so aware.

20.10.

Nothing in this clause shall confer any right or remedy upon the Licensee to which it would not otherwise be legally entitled.

21.

Intellectual Property Rights Indemnity

21.1.

The Licensor will indemnify and hold harmless the Licensee and any Sub-Licensee against any damages (including costs) that may be awarded or agreed to be paid to any third party in respect of any claim or action that the normal operation possession or use of the MMS Licensed Program Materials by the Licensee or Sub-Licensee (as the case may be) infringes the patent, copyright, registered design or trade mark rights of said third party (an “Intellectual Property Infringement”) provided that the Licensee  or Sub-Licensee (as the case may be) -

21.1.1.

Gives notice to the Licensor of any Intellectual Property Infringement forthwith upon becoming aware of the same;

21.1.2.

gives the Licensor the sole conduct of the defence to any claim or action in respect of an Intellectual Property Infringement and does not at any time admit liability or otherwise settle or compromise or attempt to settle or compromise the said claim or action except upon the express instructions of the Licensor; and

21.1.3.

acts in accordance with the reasonable instructions of the Licensor and gives to the Licensor such assistance as it shall reasonably require in respect of the conduct of the said defence including without prejudice to the generality of the foregoing the filing of all pleadings and other court process and the provision of all relevant documents.

21.2.

The Licensor shall reimburse the Licensee or Sub-Licensee (as the case may be) its reasonable costs incurred in complying with the provisions of Clause 15.1 above.

21.3.

The Licensor shall have no liability to the Licensee or to any Sub-Licensee in respect of an Intellectual Property Infringement if the same results from any breach of the Licensee’s or Sub-Licensee's obligations under this Agreement.

21.4.

In the event of an Intellectual Property Infringement the Licensor shall be entitled at its own expense and option either to -

21.4.1.

Procure the right for the Licensee or Sub-Licensee (as the case may be) to continue using the MMS Licensed Program Materials; or

21.4.2.

Make such alterations modifications or adjustments to the MMS Licensed Program Materials so that they become non-infringing without incurring a material diminution in performance or function; or

21.4.3.

Replace the MMS Licensed Program Materials with non-infringing substitutes provided that such substitutes do not entail a material diminution in performance or function.

21.5.

If the Licensor in its reasonable judgement is not able to exercise any of the options set out in Clauses 15.4.1, 15.4.2 or 15.4.3 above within 60 days of the date it received notice of the Intellectual Property Infringement then the Licensee without prejudice to any other rights or remedies it may have hereunder or at law shall be entitled to terminate this Agreement by 30 days’ notice upon the Licensor. Upon any such termination the provisions of Clause 21.1 below (but not Clause 21.2) shall apply.

21.6.

The provisions of Clause 14 above shall not apply to this Clause 15.

22.

Indemnity by Licensee

The Licensee shall indemnify and keep indemnified the Licensor from and against any and all loss damage liability and legal fees and costs incurred by the Licensor arising from any act, neglect or default of the Licensee its employees, licensees or Sub-Licensees.

23.

Insurance

23.1.

The Licensee shall take out and maintain with a reputable insurance company to be approved by the Licensor such insurance policies subject to such minimum sums insured and other conditions as may be reasonably required by the Licensor.

23.2.

The Licensee shall use all reasonable efforts to have the Licensor’s interest noted on such policy which shall stipulate that the Licensor is to receive not less than thirty days’ notice of cancellation of such policies, provided that if this cannot be achieved despite such efforts then the Licensee shall advise the Licensor of any such cancellation within 7 days of becoming aware thereof. The Licensee shall forward to the Licensor a photocopy of such insurance policies and all renewals.

24.

Premises

24.1.

The Licensee shall maintain its head office at the Site or such other premises as have been previously approved in writing by the Licensor such approval not to be unreasonably withheld if the said premises are of a similar type to and are in a similar position to the Site.

24.2.

The Licensee shall ensure that -

24.2.1.

The premises shall be kept clean;

24.2.2.

Only those insignia, symbols, brand names, trade names or trademarks as are approved by the Licensor shall be used at the premises.

25.

Marketing and Development Funds

The Licensee shall be entitled to claim Marketing and Development Funds ("MDF Funds") from the Licensor for the promotion and development of the MMS Business in the Territory in the following basis -

25.1.

the Licensor shall refund to the Licensee up to 50% of the cost of any advertising, marketing or development campaign undertaken by the Licensee, provided that the campaign in question has been submitted to and approved of by the Licensor in writing;

25.2.

When making a claim for MDF Funds the Licensee must furnish copies of all invoices paid by it to third parties regarding the campaign in question together with proof of the campaign;

25.3.

the maximum amount of MDF Funds which may be claimed by the Licensee at any time and in aggregate shall be an amount equal to 2% of the Licensee Fee paid to the Licensor at the date of the claim in question, provided that the Licensor will consider contributing amounts in excess of the above limited on receipt of a properly motivated request in writing from the Licensee on a case by case basis;

25.4.

The Licensor will make all payments of MDF Funds within 30 days of a valid claim by the Licensee.

26.

Termination

26.1.

The Licensor may terminate this agreement forthwith by giving notice in writing to the Licensee in any of the following events -

26.1.1.

if the Licensee fails to reach the Targets in respect of any Target Period, but subject to the provisions of Clause 6.4 above;

26.1.2.

If the Licensee shall at any time fail to pay any amounts due to the Licensor;

26.1.3.

if the Licensee shall fail to operate the MMS Business in accordance with the terms of this agreement, the Manual or the Licensor’s reasonable instructions;

26.1.4.

If the Licensee shall transfer any of the rights, licences or obligations contained in this Agreement other than in accordance with the terms of this Agreement;

26.1.5.

If the Licensee fails for more than ten days to submit to the Licensor any of the accounting or management information required to be submitted;

26.1.6.

if the Licensee discloses or allows the disclosure of any part of the MMS Intellectual Property, MMS Manual or other Restricted Information otherwise than in accordance with the terms of this Agreement;

26.1.7.

if the Licensee or any officer, director or employee of the Licensee gives to the Licensor any false or misleading information or makes any misrepresentation in connection with this Agreement or at any time during the continuance of this agreement in connection with the Business, provided that the Licensor shall not be entitled to exercise this right if the Licensee can show, to the reasonable satisfaction of the Licensor, that the false or misleading information or misrepresentation was provided by a junior employee of the Licensee without the knowledge or consent of the Licensor and provided further that such breach does not occur more than once in any twelve month period and that the Licensee takes immediate steps to remedy the breach in question;

26.1.8.

In the event of the Licensee ceasing or threatening to cease to carry on the MMS Business within the Territory;

26.1.9.

in the event of the Licensee going into liquidation (other than voluntarily for the purpose of amalgamation or reconstruction) or being unable to pay its debts within the meaning of the insolvency laws of any country in the Territory or suffering a distress or execution to be levied on or a Receiver appointed over any property used in connection with the MMS Business or if the Licensee makes any arrangements with its creditors;

26.1.10.

in the event of a change in the shareholdings of the Shareholders in the Licensee as set out in the Information Schedule unless the Licensor’s previous written consent has been obtained and unless the change in question is a Permitted Action;

26.1.11.

if the Licensee shall be in breach of any of the terms of this agreement (except those set out above) and the Licensor shall have notified the Licensee in writing of any such breach and the Licensee shall not have rectified such breach within 28 days or within any additional time period that the Licensor may have agreed to in writing;

26.1.12.

In the event of any repeated breach of any of the Licensee’s obligations under this agreement. For the purpose of this sub-clause a repeated breach shall be interpreted as two or more breaches of any of the Licensee’s obligations during any calendar year.

26.2.

The Licensee may terminate this Agreement forthwith by giving notice in writing to the Licensor in any of the following events -

26.2.1.

if the Licensor shall be in breach of any of the terms of this agreement (except those set out above) and the Licensee shall have notified the Licensor in writing of any such breach and the Licensor shall not have rectified such breach within 28 days or within any additional time period that the Licensee may have agreed to in writing;

26.2.2.

in the event of the Licensor going into liquidation (other than voluntarily for the purpose of amalgamation or reconstruction) or being unable to pay its debts within the meaning of the insolvency laws of the British Virgin Islands or suffering a distress or execution to be levied on or a Receiver appointed over any property used in connection with the MMS Business or if the Licensor makes any arrangements with its creditors.

26.3.

Any termination under this Clause 20 shall be without prejudice to the rights of either party against the other in respect of any antecedent breach of any of the terms and conditions of this Agreement.

27.

Conditions following Termination

27.1.

Immediately upon termination of this Agreement for any reason or on the assignment thereof or upon the Licensee ceasing to carry on the MMS Business the Licensee shall -

27.1.1.

Cease forthwith to trade under the name MMS or any similar name;

27.1.2.

Not hold itself out as being in any way associated with the Licensor;

27.1.3.

Cease to use by advertising or otherwise the MMS Trade Names or the MMS Trade Marks or any imitation or approximation thereof;

27.1.4.

Cease to use the MMS Licensed Program Materials and immediately return them and all written evidence thereof and remove all electronic evidence thereof from their computer systems;

27.1.5.

Pass to the Licensor the names of all persons enquiring about and/or wishing to enter into a Sub-Licence Agreement;

27.1.6.

Not divulge or use any Restricted Information;

27.1.7.

Deliver up to the Licensor all information in its possession concerning the MMS Business;

27.1.8.

If demanded in writing by the Licensor return all items belonging to the Licensor in good repair and condition to the Licensor;

27.1.9.

Pay to the Licensor all money owing;

27.1.10.

Return to the Licensor in good condition the Manual or any other documentation or any copies thereof and shall not copy the Manual or other documentation or any part thereof before returning the same to the Licensor;

27.1.11.

Execute and deliver to the Licensor any and all document necessary or convenient to complete the termination of this agreement;

27.2.

On termination of this agreement the Licensee shall not -

27.2.1.

for a period of 12 months thereafter engage in, be employed by or be concerned or interested, directly or indirectly, in any business which competes with the Business or in any business similar thereto within the Territory;

27.2.2.

at any time after the termination of this agreement reveal or use for the benefit of the Licensee or any third party any trade secret or confidential information of the Licensor or any other confidential information acquired from the Licensor in connection with the MMS Business;

27.2.3.

for a period of 12 months thereafter solicit interfere with or endeavour to entice away or employ any employee of the Licensor or any employee of any other MMS Business license or sub-licensee (other than a sub-Licensee operated by a wholly owned subsidiary of the Licensee) or any of the Licensor’s sub-licensees;

27.3.

On termination of this Agreement -

27.3.1.

The Licensor shall pay to the Licensee on the due dates for payment thereof all amounts due to the Licensee in terms of this Agreement provided that the Licensee has complied with the provisions of Clause 21.1 above;

27.3.2.

The Licensor shall provide written notice to each Sub-Licensee of its intention to assume responsibility for all Sub-Licence Agreements and that this Agreement has been terminated and the Licensee shall do such things, execute such documents and provide all such reasonable assistance to ensure that the Sub-Licence Agreements are transferred to the Licensor or its nominee;

27.3.3.

The Licensee shall not be entitled to receive any payment payable under the Sub-Licence Agreements and shall forthwith forward all such payments to the Licensor if notwithstanding the provisions of this clause the Licensee receives any such payment;

27.3.4.

it is the intention of the parties that, unless otherwise agreed to between the parties in writing, the Licensor shall receive all the benefits and be responsible for all the obligations under the Sub-Licence Agreements that may exist at the time this Agreement is terminated and the Licensee shall do such things, execute such documents and provide all such reasonable assistance to ensure that this intention is achieved with the minimum delay and inconvenience to Sub-Licensees.

27.4.

On termination of this Agreement by reason only of effluxion of time, the Licensee shall be entitled to continue to receive an amount from the revenue generated by and received from clients on the basis set out in Paragraph 3.3 of the Fee Schedule.  In such an event the Licensee shall co-operate with the Licensor and shall provide reasonable assistance so as to ensure the orderly transition of the MMS Business in the Territory to the Licensor or to any new Licensee appointed by the Licensor in the Territory.

28.

Agency

Nothing in this Agreement shall be construed as making the parties hereto partners or joint ventures or render either party hereto liable for any of the debts or obligations of the other party and the Licensee shall in no way be considered as being an agent or representative of the Licensor in any dealings which the Licensee may have with any third party and the Licensee shall not act for or make any representation on behalf of the Licensor in any such dealings and shall have no power to contract on behalf of the Licensor.

29.

Assignment

Neither party may at any time assign its rights or delegate its obligations under this Agreement or otherwise mortgage, charge or encumber any or all of its rights and/or obligations under this Agreement without the prior written consent of the other party, provided that the Licensor may assign its rights and obligations (or any part thereof) to one or more of the members of the Licensor Group without such consent.

30.

Force Majeure

Neither of the parties to this Agreement shall be responsible to the other party for any delay in performance or non-performance due to any causes beyond the reasonable control of the parties hereto, but the affected party shall promptly upon the occurrence of any such causes so inform the other party in writing, stating that such cause has delayed or prevented its performances under this Agreement and thereafter such party shall take all action within its power to comply with the terms of this Agreement as fully and promptly as possible.

31.

Waiver

The failure of either party at any time to enforce any of the terms provisions or conditions of this Agreement or to exercise any right hereunder shall not constitute a waiver of the same or affect that party’s rights thereafter.

32.

Continuing Provisions

The termination of this Agreement (for whatever reason) shall not terminate any provision hereof which is expressly or by implication provided to come into or continue in force after such termination and shall be without prejudice to the accrued rights and liabilities and other remedies of both the parties hereto.

33.

Governing Law

This agreement is governed in all respects in accordance with English law and shall be construed and take effect as an agreement made in England.

34.

Dispute Resolution

34.1.

If any dispute arises which relates to this Agreement, then a senior executive of each party, vested with authority to settle the dispute, will meet and attempt in good faith to resolve the dispute before resorting to court or arbitration.

34.2.

The meeting, to settle the dispute, will be held within 30 days of the written request of either party in the offices of the party requesting the meeting.

34.3.

If the senior executives referred to above are unable to meet within the 30 days period or to resolve the dispute within 45 days of the written notice, then the dispute will be settled in accordance with the arbitration provision set out in Clause 28.4 below.

34.4.

All disputes arising in connection with or arising out of this Agreement which are not resolved in the manner provided for above shall be finally settled in London under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with those rules.

34.5.

Notwithstanding the above, the Licensor, at its sole discretion, may enforce the terms of this Agreement by action in a court of competent jurisdiction, rather than by arbitration.

35.

Severability

If any clause or paragraph of this Agreement is held invalid or is otherwise unenforceable the remainder of the agreement shall not thereby be invalidated unless in the reasonable opinion of the Licensor the purpose of this Agreement is thereby frustrated.

36.

Modification

No variation modification or alteration of any of the terms of this Agreement shall be of any effect unless evidenced in writing signed by or on behalf of each of the parties hereto.

37.

Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements in connection with the subject matter hereof. No director, employee or licensee of the Licensor is authorised to make any representation or warranty not contained in this agreement and the Licensee acknowledges that it has not relied on any such oral or written representations.

38.

Notices

38.1.

Each party chooses the address and telefax number set out in Part 13 of the Information Schedule as the address and telefax number at which all notices and other communications must be delivered for the purposes of this Agreement

38.2.

Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

38.3.

Any notice to a party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its chosen address, shall be deemed to have been received on the date of delivery,

38.4.

Any notice sent by telefax to a party at its telefax number shall be deemed (unless the contrary is proved) to have been received –

38.4.1.

If it is transmitted during normal business hours, within 2 hours of transmission;

38.4.2.

If it is transmitted outside normal business hours, within 2 hours of the commencement of normal business hours on the first business day after it is transmitted.

38.5.

Each party chooses the physical address set out opposite its name in Clause 31.1 as the address at which legal process must be delivered for the purpose of this Agreement.

38.6.

The parties shall be entitled at any time to change their addresses for the purposes of this Clause 31 to any other address by giving written notice to that effect to the other, which address shall be in the Territory in the case of the Licensee.

39.

Costs

Each party shall bear its own costs of and incidental to the negotiating, preparing and drawing of this Agreement.

40.

Counterparts

This Agreement may be executed in two or more counterparts, in which event each counterpart shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SIGNED at

on

2008.

For: Omara Investments Limited

Director

who declares he is authorised to do so

SIGNED at

on

2008.

For:

Multi Media Solutions Europe Ltd

Director

who declares he is authorised to do so